SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

               STARCOM WIRELESS NETWORKS, INC.,
formerly known as BASIC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7318 Point of Rocks Road, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 928-5110

_____________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS

       On May 7, 2003, Basic Technologies, Inc., a Colorado corporation ("Basic") completed the following transactions:

       (a)        the reverse stock split of its common stock by a ratio of one-for-seven (1-for-7)

       (b)       its redomestication to a corporation formed and organized under the laws of the state of Delaware; and

       (c)       its name change to "StarCom Wireless Networks, Inc."

       At this year's annual shareholders meeting, the shareholders of Basic approved each of the foregoing measures.

       The shareholders ratified a reverse stock split of Basic's common stock at a ratio of up to one-for-10, as determined by the Board of Directors. Subsequently, the Board of Directors of Basic established by resolution a ratio of one-for-seven for the reverse split. The effective date for the reverse stock split was May 7, 2003. As a result of the reverse split, every seven shares of common stock outstanding on May 7, 2003 were automatically converted into one share of common stock. Fractional shares were rounded to the nearest whole number. The reverse split also resulted in the automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of common stock.

       The redomestication and name change were accomplished by consummating the statutory merger of Basic with and into a newly formed wholly-owned subsidiary StarCom Wireless Networks, Inc., a Delaware corporation ("StarCom") with StarCom being the surviving corporation. In connection with the transaction, Basic and StarCom entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement is attached to this report as an exhibit.

       Under the terms of the Merger Agreement, automatically on the effective date of the merger, all issued and outstanding securities of Basic immediately prior to the effective time were converted automatically into an equal number of StarCom securities. Further, all outstanding options, warrants and other stock purchase rights of Basic were assumed by StarCom and became the obligation of StarCom without modification or interruption.

       By virtue of the operation of Rule 12 g-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), StarCom is deemed a successor issuer to Basic and all shares of common stock of StarCom issued to the holders of issued and outstanding shares of common stock of Basic immediately prior to the effective time of the merger are deemed automatically to be registered under Section 12g of the Exchange Act; and StarCom shall continue being subject to the reporting requirements of Section 13 of the Exchange Act in the same manner that Basic had been subject to such reporting requirements immediately prior to the merger.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
1.1	Agreement and Plan of Merger
3.1	Certificate of Incorporation - StarCom Wireless Networks, Inc.
3.2	By-Laws - StarCom Wireless Networks, Inc.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STARCOM WIRELESS NETWORKS, INC., formerly known as BASIC TECHNOLOGIES, INC.
Date: May 7, 2003	By: /s/ Gary L. Brown Gary L. Brown, President